EXHIBIT (a)(5)(iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Schedule TO — Tender Offer Statement (Securities Act File No. 333-155589) of our report dated February 25, 2011 relating to the financial statements and financial highlights of BlackRock Fixed Income Value Opportunities (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2010. We also consent to the reference to us under the heading “Financial Statements”.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 27, 2012